Exhibit 99.1

NEWS RELEASE

Geokinetics to Present at Capital One Southcoast’s 2010 Energy Conference

HOUSTON, TEXAS — December 1, 2010 — Geokinetics Inc. (NYSE AMEX: GOK) announced today that Richard F. Miles, President and Chief Executive Officer, will present at the Capital One Southcoast 2010 Energy Conference in New Orleans, LA on Wednesday, December 8, 2010 at 10:00 a.m. EDT (9:00 a.m. CDT).

The slide presentation and a link to the live audio webcast will be available on the Company’s website at http://www.geokinetics.com on the day of the presentation.

About Geokinetics Inc.

Geokinetics Inc. is a leading provider of seismic data acquisition, seismic data processing services and multi-client seismic data to the oil and gas industry worldwide. Headquartered in Houston, Texas, Geokinetics is the largest Western contractor acquiring seismic data onshore and in transition zones in oil and gas basins around the world. Geokinetics has the crews, experience and capacity to provide cost-effective world class data to our international and North American clients. For more information on Geokinetics, visit www.geokinetics.com.

Contact:

Scott M. Zuehlke

Director of Investor Relations

Geokinetics

(713) 850-7600

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